UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2016

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, our Board of Directors (the “Board”) elected each of Mark R. Patterson and Afshin Mohebbi as independent directors to the Board on July 27, 2016 and August 10, 2016, respectively.

This Form 8-K/A amends and supplements our Form 8-K filed on July 29, 2016 announcing the election of Mr. Patterson to the Board and our Form 8-K filed on August 16, 2016 announcing the election of Mr. Mohebbi to the Board. In the previously filed Forms 8-K, we stated that the committees of the Board on which Mr. Patterson and Mr. Mohebbi will serve had not yet been determined. The purpose of this amendment is to disclose the committees to which Mr. Patterson and Mr. Mohebbi have been appointed.

On September 1, 2016, the Board appointed Mr. Patterson to the Audit Committee and Compensation Committee and Mr. Mohebbi to the Audit Committee and Nominating and Corporate Governance Committee. These appointments are effective as of September 1, 2016. Each of the committees consists solely of independent directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary
Date: September 8, 2016